Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE
Monday, May 6, 2019

GULF ISLAND
REPORTS FIRST QUARTER 2019 RESULTS

Houston, TX - Gulf Island Fabrication, Inc. ("Gulf Island" or the "Company") (NASDAQ: GIFI) today reported a net loss of $3.0 million ($0.20 per share) on revenue of $67.6 million for the first quarter 2019, compared to a net loss of $5.3 million ($0.35 per share) on revenue of $57.3 million for the first quarter 2018, and a net loss of $4.7 million ($0.31 per share) on revenue of $60.2 million for the fourth quarter 2018. At March 31, 2019, the Company's cash and short-term investments totaled $70.2 million and backlog totaled $334.7 million.

"Results for the first quarter 2019 reflect revenue growth on a sequential and year over year basis and solid project execution across our divisions. However, the underutilization of our facilities impacted our results for the quarter. Although we experienced improvement in utilization within our Fabrication Division, the utilization within our Shipyard and Services Divisions was impacted by the timing of construction activities and new awards.” said Kirk Meche, Gulf Island’s President and Chief Executive Officer. "Our results show that we are trending in the right direction, and we anticipate improvement in utilization as construction activities for our backlog and new awards ramp up. Further, in April, Oregon State University ("OSU") executed its option for our construction of a third regional class research vessel and the U.S. Navy exercised its option for our construction of two additional towing, salvage and rescue ships, a testament to our strong relationship with OSU and the U.S. Navy and their confidence in Gulf Island."

Backlog (1)

The Company’s backlog at March 31, 2019 of $334.7 million represents a decrease of $21.8 million from December 31, 2018 and an increase of $42.7 million from March 31, 2018. Backlog by operating segment was $248.1 million for Shipyard, $71.1 million for Fabrication, and $15.4 million for Services. Backlog for our Shipyard segment excludes approximately $70.0 million for a regional class research vessel for OSU, and approximately $129.0 million for two towing, salvage and rescue ships for the U.S. Navy, all of which were awarded in April 2019. Backlog for our Shipyard segment also excludes remaining customer options on contracts of approximately $333.0 million, which include deliveries through 2025 should all options be exercised.
_____________

(1)
Backlog includes remaining performance obligations at March 31, 2019 of $312.8 million, as defined by generally accepted accounting principles in the United States ("GAAP"), plus $21.9 million of backlog subject to a contract termination dispute with a customer to build two multi-purpose service vessels that does not meet the criteria to be reported as remaining performance obligations under GAAP. Pending resolution of the dispute, the Company has ceased all work and the partially completed vessels and associated equipment and materials remain at its shipyard in Houma, Louisiana.

Cash and Liquidity

The Company's cash and short-term investments at March 31, 2019 of $70.2 million represents a decrease of $9.0 million from December 31, 2018 and an increase of $63.7 million from March 31, 2018. The Company ended the quarter with no debt and total working capital of $102.0 million, which includes $18.6 million of assets held for sale. On May 1, 2019, the Company amended its $40.0 million credit facility ("Credit Agreement") to extend its maturity to June 2021. At March 31, 2019, the Company's total available liquidity was as follows (in thousands):

Available Liquidity	Total
Cash and cash equivalents	$49,898
Short-term investments	20,341
Total cash, cash equivalents and short-term investments	70,239
Credit Agreement total capacity	40,000
Outstanding letters of credit	(2,917)
Availability under Credit Agreement	37,083
Total available liquidity	$107,322

Results of Operations(1) (in thousands, except per share data)

	Three Months Ended
	March 31, 2019	March 31, 2018	December 31, 2018(2)(3)
Revenue	$67,605	$57,290	$60,231
Cost of revenue	67,052	56,611	64,195
Gross profit (loss)	553	679	(3,964)
General and administrative expense	3,834	4,709	4,288
Asset impairments and (gain) loss on assets held for sale, net	(70)	750	(1,168)
Other (income) expense, net	71	310	(2,530)
Operating loss (4)	(3,282)	(5,090)	(4,554)
Interest income (expense), net	262	(147)	24
Net loss before income taxes	(3,020)	(5,237)	(4,530)
Income tax (expense) benefit	(22)	(59)	(152)
Net loss	$(3,042)	$(5,296)	$(4,682)
Per share data:
Basic and diluted loss per share - common shareholders	$(0.20)	$(0.35)	$(0.31)
________________

(1)	See also "Results of Operations by Segment" below for results by division and discussion of our realigned segments.

(2)	Fourth quarter 2018 includes charges of $5.8 million for our harbor tug projects.

(3)
Fourth quarter 2018 reflects a $2.8 million benefit from the recovery of a bad debt that was reserved in the third quarter 2018. The recovery during the fourth quarter 2018 has been reclassified from general and administrative expense to other (income) expense, net to conform to our classification of bad debt expense (recoveries) for the 2019 period.

(4)
Operating loss for the first quarter 2019, first quarter 2018 and fourth quarter 2018 includes non-cash depreciation and amortization expense of $2.6 million, $2.7 million and $2.6 million, respectively.

Condensed Cash Flow Information (in thousands)

	Three months ended
	March 31, 2019	March 31, 2018	December 31, 2018
Net cash used in operating activities	$(8,477)	$(14,096)	$(1,726)
Net cash provided by (used in) investing activities	(11,367)	2,403	27,176
Net cash provided by (used in) financing activities	(715)	9,202	(13)

Condensed Balance Sheet Information (in thousands)

	March 31, 2019	December 31, 2018
Cash and cash equivalents	$49,898	$70,457
Short-term investments	20,341	8,720
Total current assets	157,366	159,955
Property, plant and equipment, net	77,660	79,930
Total assets	258,715	258,290
Total current liabilities	55,350	56,101
Total shareholders’ equity	197,904	201,100

Quarterly Conference Call

Gulf Island will hold a conference call on Tuesday, May 7, 2019 at 9:00 a.m. Central Time (10:00 a.m. Eastern Time) to discuss the Company’s financial results. The call will be available by webcast and can be accessed on Gulf Island’s website at www.gulfisland.com. Participants may also join the conference call by dialing 1.877.260.1479 and requesting the “Gulf Island” conference call. A replay of the webcast will be available on the Company's website for seven days after the call.

About Gulf Island

Gulf Island is a leading fabricator of complex steel structures, modules and marine vessels used in energy extraction and production, petrochemical and industrial facilities, power generation, alternative energy and shipping and marine transportation operations. The Company also provides project management, installation, hookup, commissioning, repair, maintenance and civil construction services. The Company operates and manages its business through three operating divisions: Fabrication, Shipyard and Services, with its corporate headquarters located in Houston, Texas and fabrication facilities located in Houma, Jennings and Lake Charles, Louisiana.

Company information

Kirk J. Meche	Westley S. Stockton

Chief Executive Officer	Chief Financial Officer

713.714.6100	713.714.6100

Cautionary Statement
This Release contains forward-looking statements in which we discuss our potential future performance. Forward-looking statements, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, are all statements other than statements of historical facts, such as projections or expectations relating to oil and gas prices, operating cash flows, capital expenditures, liquidity and tax rates. The words “anticipates,” “may,” “can,” “plans,” “believes,” “estimates,” “expects,” “projects,” “targets,” “intends,” “likely,” “will,” “should,” “to be,” “potential” and any similar expressions are intended to identify those assertions as forward-looking statements.
We caution readers that forward-looking statements are not guarantees of future performance and actual results may differ materially from those anticipated, projected or assumed in the forward-looking statements. Important factors that can cause our actual results to differ materially from those anticipated in the forward-looking statements include the cyclical nature of the oil and gas industry, competition, consolidation of our customers, timing and award of new contracts, reliance on significant customers, financial ability and credit worthiness of our customers, nature of our contract terms, competitive pricing and cost overruns on our projects, adjustments to previously reported profits or losses under the percentage-of-completion method, weather conditions, changes in backlog estimates, suspension or termination of projects, ability to raise additional capital, ability to amend or obtain new debt financing or credit facilities on favorable terms, ability to remain in compliance with our covenants contained in our Credit Agreement, ability to generate sufficient cash flow, ability to sell certain assets, customer or subcontractor disputes, ability to resolve the dispute with a customer relating to the purported termination of contracts to build two MPSVs, operating dangers and limits on insurance coverage, barriers to entry into new lines of business, ability to employ skilled workers, loss of key personnel, performance of subcontractors and dependence on suppliers, changes in trade policies of the U.S. and other countries, compliance with regulatory and environmental laws, lack of navigability of canals and rivers, shutdowns of the U.S. government, systems and information technology interruption or failure and data security breaches, performance of partners in our joint ventures and other strategic alliances, progress of the SeaOne Project, and other factors described in Item 1A in our Annual Report on Form 10-K for the Year Ended December 31, 2018, as updated by subsequent filings with the U.S. Securities and Exchange Commission.
Investors are cautioned that many of the assumptions upon which our forward-looking statements are based are likely to change after the forward-looking statements are made, which we cannot control. Further, we may make changes to our business plans that could affect our results. We caution investors that we do not intend to update forward-looking statements more frequently than quarterly notwithstanding any changes in our assumptions, changes in business plans, actual experience or other changes, and we undertake no obligation to update any forward-looking statements.

Results of Operations by Segment (in thousands, except for percentages)

Fabrication Division(1)	Three Months Ended
	March 31, 2019	March 31, 2018	December 31, 2018
Revenue	$12,631	$17,343	$10,223
Gross loss	(772)	(527)	(1,952)
Gross loss percentage	(6.1)%	(3.0)%	(19.1)%
General and administrative expense	767	1,041	1,040
Asset impairments and (gain) loss on assets held for sale, net	(70)	750	(2,214)
Other (income) expense, net	71	188	(2,538)
Operating loss	(1,540)	(2,506)	1,760

Shipyard Division	Three Months Ended
	March 31, 2019	March 31, 2018	December 31, 2018
Revenue	$36,587	$18,565	$29,748
Gross loss	(280)	(1,023)	(4,909)
Gross loss percentage	(0.8)%	(5.5)%	(16.5)%
General and administrative expense	624	796	712
Asset impairments and (gain) loss on assets held for sale, net	—	—	964
Other (income) expense, net	—	160	—
Operating loss	(904)	(1,979)	(6,585)

Services Division	Three Months Ended
	March 31, 2019	March 31, 2018	December 31, 2018
Revenue	$19,602	$21,870	$21,538
Gross profit	1,741	2,614	3,056
Gross profit percentage	8.9%	12.0%	14.2%
General and administrative expense	452	734	821
Asset impairments and (gain) loss on assets held for sale, net	—	—	82
Other (income) expense, net	—	(26)	8
Operating income	1,289	1,906	2,145

Corporate Division	Three Months Ended
	March 31, 2019	March 31, 2018	December 31, 2018
Revenue	$(1,215)	$(488)	$(1,278)
Gross loss	(136)	(385)	(159)
Gross loss percentage	n/a	n/a	n/a
General and administrative expense	1,991	2,138	1,715
Other (income) expense, net	—	(12)	—
Operating loss	(2,127)	(2,511)	(1,874)
___________________

(1)
During the first quarter 2019, our former EPC Division was operationally combined with our Fabrication Division, and accordingly, our current reportable segments are "Fabrication", "Shipyard", "Services", and "Corporate". The segment results for the EPC Division for the three months ended March 31, 2018 were combined with the Fabrication Division to conform to the presentation of our reportable segments for the 2019 period.